Exhibit 10.9

PROFESSIONAL SERVICES AGREEMENT

This Professional Services Agreement (“Agreement”) is made as of this December 31st, 2011 (“Effective Date”) between BizzBlizz, Inc. (“BizzBlizz”) a Utah corporation having a principal place of business at P.O. Box 250 Orem Ut 84057 and Violin Memory Inc. (“Client”), having a place of business at 685 Clyde Ave. Mountain View, CA 94043. Collectively BizzBlizz and Client shall be known as the “Parties”.

The Parties agree as follows:

1. SERVICES PROVIDED BY BIZZBLIZZ. BizzBlizz shall provide Client certain services (“Services”) as specified in a properly executed Statement of Work (“SOW”) to be incorporated herein and made a part hereof. Each SOW shall be attached to the Agreement as Exhibit A, including any subsequent SOW attached as Exhibit A-l, A-2, etc. Each SOW shall incorporate the terms and provisions of this Agreement. To the extent an SOW provides additional and/or conflicting terms to this Agreement, the terms of the SOW shall prevail.

2. DELIVERABLES AND CLIENTS DUTIES. BizzBlizz shall use commercially reasonable efforts to perform the services and deliver the deliverables (if any) (“Deliverables”) in conformance with the specifications and schedule specified in the relevant SOW (the “Services”). Client understands that BizzBlizz’ performance is dependent in part on Client’s actions. Accordingly, Client will use commercially reasonable efforts to provide BizzBlizz with the necessary items and assistance specified in the relevant SOW in a timely manner. If a Client delay or change would materially change the economics of BizzBlizz’ performance or materially extends the time for performance, BizzBlizz may terminate this Agreement upon thirty (30) days written notice, unless within the notice period the parties agree in writing on mutually acceptable changes to this Agreement (it being agreed that no charges in addition to those contemplated by the SOW will be billed in the absence of mutual written agreement). In addition, Client will provide BizzBlizz with any content, images, trademarks, marketing creative, information or other materials and intellectual property (collectively, “Assets”) as reasonably necessary for the performance of the Services hereunder.

Upon final delivery of the Services or Deliverables as specified on the relevant SOW, Client will confirm receipt by signing the Confirmation of Services (“COS”) attached to the Agreement as Exhibit B within thirty (30) days after completion or delivery, as applicable. The COS will acknowledge that the Services or Deliverables conform with the relevant specifications described in the SOW and that the Services are complete. If Client rejects non-conforming Services or Deliverables, BizzBlizz will promptly correct the failures specified in the COS and the provisions above shall be reapplied until the Services or Deliverables are accepted, but after the second or any subsequent rejection or

BizzBlizz Inc.

P.O. Box 250 Orem Ut 84057

if the corrections are not made within thirty (30) days of the initial rejection, either party may terminate this Agreement upon fifteen (15) days notice, subject to lack of acceptance during the notice period. Upon Client’s return of the applicable COS, BizzBlizz shall invoice Client for the remainder of the corresponding payment for such Services or Deliverable described in the Statement of Work. If the Client fails to return the applicable COS within thirty (30) days after receipt of the COS from BizzBlizz, the applicable Services or Deliverables will be deemed accepted, BizzBlizz will invoice the Client for the applicable payment, and payment will be due within thirty (30) days of the date of the invoice. Any further services will require a new SOW and additional fees will apply.

3. FEES, EXPENSES, & PAYMENT. For all Services performed under an SOW, Client shall pay BizzBlizz in accordance with each SOW. For all other Services performed pursuant to a written request for Services that references this Agreement, Client shall pay BizzBlizz at the then current BizzBlizz standard rates; provided that no amounts in excess of $5,000 shall be paid in respect of such other requests in the absence of an SOW. Client shall reimburse BizzBlizz for all actual and reasonable travel, lodging and out-of-pocket expenses BizzBlizz incurs performing such Services. Unless otherwise set forth in the applicable SOW, Client shall pay BizzBlizz within thirty (30) days of the date of the applicable invoice. Late payments will (i) bear interest at the rate of 1.5% per month, or, if lower, the maximum rate allowed by law, and (ii) entitle BizzBlizz to suspend performance of the Services until any outstanding amounts are paid.

4. CONFIDENTIAL INFORMATION. Each party shall keep confidential and not disclose to any third party or use (except as contemplated by this Agreement), any non-public information obtained from the other party that is marked or otherwise designated confidential (“Confidential Information”); provided, however, that neither party shall be prohibited from disclosing or using Confidential Information that: (i) is publicly available or becomes publicly available through no act or omission of the receiving party, (ii) is or has been disclosed to such party by a third party who is not under an obligation of confidentiality with respect thereto, (iii) is or has been independently developed by such party, without use or reference to the other party’s confidential information, by persons without access to the same, or (iv) must be used or disclosed under court order, request of a governmental agency or applicable law, provided such use or disclosure is to the minimum extent required by such court order, governmental request or applicable law. Client also agrees not to disclose the terms of this Agreement to any third party.

5. TERM/TERMINATION. This Agreement shall commence on the Effective Date and continue thereafter until the expiration of all outstanding SOWs, unless terminated earlier as described in this Section. If either party materially breaches this Agreement, the other party may terminate this Agreement by giving the breaching party thirty (30) days written notice of such breach, unless the breach is cured within the notice period. Either party also may terminate this Agreement at any time, with or without cause, upon sixty

BizzBlizz Inc. P.O. Box 250 Orem Ut 84057

(60) days’ notice. Any such termination may be limited to one or more SOW, in which case, the consequences of termination will be limited to the subject matter of those SOW. Upon termination of this agreement for any reason, each party shall return to the other party or destroy any Confidential Information obtained from the other party. Sections 2 through 10 shall survive any termination or expiration of this Agreement. Upon termination of this Agreement, Client agrees to pay BizzBlizz all amounts due or accrued as of the date of such termination in accordance with the applicable SOW.

6. WARRANTIES AND REPRESENTATIONS. Each party warrants that it has the right and power to enter into this Agreement and an authorized representative has executed this Agreement. BizzBlizz warrants that the Services will be performed in a professional and workmanlike manner in accordance with recognized industry standards.

Client further represents warrants and covenants that: the Assets and Client’s promotions, products and services, as applicable, do not and will not (when used by BizzBlizz to perform the Services hereunder), (i) contain any offensive, libelous, obscene, indecent or otherwise unlawful material; (ii) infringe or violate any intellectual property right or other rights of any third party, including without limitation rights of privacy, publicity or freedom from defamation; or (iii) violate any governmental rule, law or regulation, including without limitation the Privacy Requirements, the CAN-SPAM Act of 2003, FTC rules and regulations, false advertising and consumer protection statutes including but not limited to celebrity endorsements and income earning claims, and laws governing contests, sweepstakes, and other promotions.

THE SERVICES, DELIVERABLES AND ALL RELATED TECHNOLOGY AND MATERIALS ARE PROVIDED BY BIZZBLIZZ “AS IS.” EXCEPT AS SET FORTH IN THIS SECTION, BIZZBLIZZ DISCLAIMS ALL WARRANTIES, IMPLIED OR EXPRESS, INCLUDING WITHOUT LIMITATION ALL IMPLIED WARRANTIES OF MERCHANTABILITY, TITLE, NON-INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE. BIZZBLIZZ DOES NOT WARRANT THE RESULTS THAT MAY BE OBTAINED FROM USE OF THE SERVICES OR DELIVERABLES, AND CLIENT ASSUMES ALL RISK WITH RESPECT THERETO.

7. INDEMNITY. Client agrees to defend, indemnify and hold BizzBlizz harmless from and against any and all claims, liabilities, costs, losses, settlements, damages, and expenses, including reasonable attorneys’ fees, in connection with any claim or action arising from or relating to (i) any breach or alleged breach of Client’s obligations under this Agreement, including the representations and warranties contained herein, (ii) any actual or alleged violation by Client of any governmental rule, law or regulation (including without limitation the Privacy Requirements, the CAN-SPAM Act of 2003, FTC rules and regulation related to false advertising, consumer protection, celebrity endorsements and income earnings claims, and laws governing contests, sweepstakes and

BizzBlizz Inc. P.O. Box 250 Orem Ut 84057

other promotions), and (iii) Client’s products or services (including without limitation product liability claims or breaches of product warranties). BizzBlizz agrees to defend, indemnify and hold Client harmless from and against any and all claims, liabilities, costs, losses, settlements, damages, and expenses, including reasonable attorneys’ fees, in connection with any claim or action arising from or relating to (i) any breach or alleged breach of BizzBlizz’s obligations under this Agreement, including the representations and warranties contained herein and (ii) the publication or public availability of any Deliverables generated by BizzBlizz to the extent such Deliverables contain data or information not provided or approved in writing (including email) by Client. The foregoing indemnification is conditioned on the indemnified party promptly notifying the other party in writing of such claim, giving the indemnifying party sole control of the defense and settlement thereof, and the indemnified party cooperating in the defense thereof at the indemnifying party’s request and expense. The indemnifying party shall not settle any claim without the prior written consent of the indemnified party, not to be unreasonably withheld, unless the settlement involves only the payment of money by the indemnifying party.

8. OWNERSHIP RIGHTS. Client shall retain ownership of all right, title and interest in and to any of its Assets provided by it to BizzBlizz in connection with the Services. Client hereby grants BizzBlizz a paid up license to use and exercise all Assets in connection with BizzBlizz’s performance of the Services. Subject to the following sentence, BizzBlizz shall retain ownership of all right, title and interest in and to its preexisting software, technology and other intellectual property, as well as all data, materials, ideas, concepts, designs, techniques, know-how, inventions, works of authorship and any other information resulting from or arising in the course of performance of the Services, and all intellectual property rights related to the foregoing. BizzBlizz hereby assigns to Client all right, title and interest in and to the Deliverables generated by BizzBlizz in the performance of the Services to the extent the Deliverables are particular to Client, Client’s business or Client’s employees, directors and officers (e.g. social media profiles and content, biographies, etc.); provided, however, that such assignment does not include any Underlying BizzBlizz IP (as defined below). “Underlying BizzBlizz IP” shall mean (a) BizzBlizz content, technology, processes, methodologies and intellectual property existing as of the Effective Date or otherwise arising outside of work under this Agreement, (b) any derivatives, improvements, enhancements or extensions of the foregoing that are conceived, reduced to practice, or developed in performance of this Agreement that have general applicability in BizzBlizz’s business, and (c) any intellectual property relating to any of the foregoing.

9. [RESERVED]

BizzBlizz Inc. P.O. Box 250 Orem Ut 84057

10. GENERAL.

10. 1 Publicity. Neither party shall issue a press release or other public statement regarding the relationship of the parties or this Agreement without the prior written consent of the other party.

10.2 Relationship of Parties. For all purposes under this Agreement each party shall be and act as an independent contractor and shall not bind nor attempt to bind the other to any contract. BizzBlizz will be solely responsible for its income taxes in connection with this Agreement and Client will be responsible for sales, use and similar taxes, if any.

10.3 Excusable Delay. Neither party shall be liable to the other for any delay or failure to perform, which is due to causes beyond the reasonable control of such party, including, but not limited to, acts of God, acts of the public enemy, acts of any governmental authority in its sovereign capacity, fires, floods, power outages, hurricanes, earthquakes, epidemics, quarantine restrictions, strikes or other labor disputes and freight embargoes; provided, however, that failure to make any payments provided for herein shall not be excused for any of the foregoing reasons.

10.4. Governing Law; Attorney’s Fees. This Agreement and any dispute arising hereunder shall be governed by the laws of the State of California, without regard to the conflicts of law provisions thereof. In any action or proceeding to enforce rights under this Agreement, the prevailing party will be entitled to recover reasonable costs and attorneys’ fees.

10.5 Limitation of Liability. NOTWITHSTANDING ANYTHING ELSE HEREIN, IN NO EVENT WILL BIZZBLIZZ BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, TORT (INCLUDING BUT NOT LIMITED TO NEGLIGENCE) OR ANY OTHER LEGAL OR EQUITABLE THEORY FOR (1) ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, (II) ANY AMOUNT IN EXCESS IN THE AGGREGATE OF THE FEES PAID TO BIZZBLIZZ UNDER THIS AGREEMENT IN THE 12 MONTHS PRIOR TO THE APPLICABLE CLAIM, (III) THE COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY, RIGHTS OR SERVICES OR (IV) FOR ANY MATTER BEYOND BIZZBLIZZ’S REASONABLE CONTROL.

10.6 Miscellaneous. Neither party shall have the right to assign this Agreement to another party, except that either party may assign its rights and obligations without consent to a successor to substantially all its relevant assets or business. The Terms and Conditions of this Agreement shall take precedence over and shall govern over any inconsistent or conflicting terms in the SOW (even if signed), unless and solely to the

BizzBlizz Inc. P.O. Box 250 Orem Ut 84057

extent that the parties expressly stale in such Statement of Work that they intend to override the Terms and Conditions. No waiver, change, or modification to this Agreement will be effective unless in writing signed by both parties. Any notices in connection with this Agreement will be in writing and sent by first class US mail, confirmed facsimile or major overnight delivery courier service to the address specified on the cover sheet or such other address as may be properly specified by written notice hereunder. The parties agree that this Agreement may be signed by manual or facsimile signatures and in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. In the event that any provision of this Agreement shall be determined to be illegal or unenforceable, that provision will be limited or eliminated so that this Agreement shall otherwise remain in full force and effect and enforceable

10.7 Entire Agreement. The Terms and Conditions, the Statement(s) of Work and any other applicable Exhibits attached hereto set forth the entire understanding of the parties with respect to the subject matter described herein and constitute the entire agreement (“Agreement”) between the parties. By signing below, the parties agree to be bound by the terms and conditions of this Agreement.

Violin Memory, Inc.		BizzBlizz, Inc.

By:	/s/ Jack O’Brien	By:	/s/ Carlos A. Nevarez
	Signature		Signature
Name:	Jack O’Brien	Name:	Carlos A. Nevarez
Print or Type

Title:	Senior Director of Marketing	Title:	CEO

Address: 685 Clyde Ave, Mountain View, CA 94043		Address: P.O. 250 Box Orem Ut 84057

Date:	January 31, 2012	Date:	1/31/2012

BizzBlizz Inc. P.O. Box 250 Orem Ut 84057

EXHIBIT A

STATEMENT OF WORK #1

AGREEMENT EFFECTIVE DATE: DECEMBER 31ST, 2011

A. Description of BizzBlizz Services and Deliverables

Search Engine Optimization and reputation management and profile enhancement services on behalf of Violin Memory, Inc. including the following individuals:

•	Violin Senior Management, focus initially on Violin CEO

Services will include:

•	Dedicated Project Manager

•	Authorship Services

•	Social Profile Definition:

•	Generate and develop social and professional profiles for the following websites:

•	Facebook

•	Twitter

•	Linkedln

•	Blogging

•	Social Profile analysis, setup, maintenance and monitoring

•	Search Engine Optimization

•	Includes a $2,500.00 setup

•	Includes a $1,500.00 a month maintenance to keep the term at the top of the engines.

B. Description of Client Obligations

Approve content

Provide basis for new content generation

Provide timely review of content to meet project schedules to be defined upon initial interview

C. Compensation

$ 12,000.00 per month

$ 12,000.00 initial one time set fee

D. SOW Term

12 months

BizzBlizz Inc. P.O. Box 250 Orem Ut 84057

This statement of work is entered into between BizzBlizz, Inc (“BizzBlizz”) and Violin Memory, Inc. (“Client”) and is subject to the Terms and Conditions described in the Agreement entered into between the parties with the Effective Date above (the “Agreement”). By signing below, the parties hereto, each acting under due and proper authority agree to make this Statement of Work a part of the Agreement between the parties.

Violin Memory, Inc.		BizzBlizz, Inc.

By:	/s/ Jack O’Brien	By:	/s/ Carlos A. Nevarez
	Signature		Signature
Name: Jack O’Brien		Name: Carlos A. Nevarez
Title: Senior Director of Marketing		Title: CEO
Address: 685 Clyde Ave, Mountain View, CA 94043		Address: P.O. 250 Box Orem Ut 84057

Date: 1/31/2012		Date: 1/31/2012

BizzBlizz Inc. P.O. Box 250 Orem Ut 84057

EXHIBIT B

CONFIRMATION OF SERVICES

STATEMENT OF WORK #_

AGREEMENT EFFECTIVE DATE:

By signing below, Client acknowledges receipt and acceptance of the Services and/or Deliverables, delivered by BizzBlizz to the Client in accordance with the terms and conditions of the Agreement and the relevant Statement of Work. By signing below, the Client agrees that the Services and/or Deliverables conform to the specifications of the applicable SOW. Any outstanding fees as indicated on the final invoice will be paid within thirty (30) days of the invoice date or the late payment provisions set forth in Section 3 of the Agreement will apply.

Client

By:
Signature
Name:
Print or Type
Title:
Address:

Date:

If the Client rejects the Deliverables based on non-conformance with the SOW, the Client will outline the grounds for refusal below and notify BizzBlizz as set forth in Section 2 of the Agreement.

BizzBlizz Inc. P.O. Box 250 Orem Ut 84057